Exhibit 99.1

ViO | *San Jose, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

THIRD QUARTER 2025

ESSEX
PROPERTY TRUST, INC.

 THIRD QUARTER 2025  EARNINGS RELEASE &  SUPPLEMENTAL DATA  ViO | San Jose, CA

Third Quarter 2025
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Third Quarter 2025 Results
and Raises Full-Year 2025 Guidance

San Mateo, California—October 29, 2025—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2025 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and nine-month periods ended September 30, 2025 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2025	2024	Change	2025	2024	Change
Per Diluted Share
Net Income	$2.56	$1.84	39.1%	$9.15	$7.54	21.4%
Total FFO	$4.03	$3.81	5.8%	$12.03	$12.30	-2.2%
Core FFO	$3.97	$3.91	1.5%	$11.96	$11.68	2.4%

Third Quarter 2025 Highlights:

•	Reported Net Income per diluted share for the third quarter of 2025 of $2.56, compared to $1.84 in the third quarter of 2024. The increase was primarily driven by gains on sale of real estate.

•	Grew Core FFO per diluted share by 1.5% compared to the third quarter of 2024, exceeding the midpoint of the Company’s guidance range by $0.03.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 2.7% and 2.4%, respectively, compared to the third quarter of 2024. On a sequential basis, same-property revenue improved 0.7%.

•	Acquired one apartment home community for a contract price of $100.0 million.

•	Disposed of three apartment home communities for a total contract price of $244.7 million ($197.2 million at pro rata share).

•	Received $71.4 million in redemption proceeds from four preferred equity investments yielding a 10.1% weighted average rate of return.

•	Committed $21.3 million at the Company’s pro rata share to one preferred equity investment yielding a preferred return of 13.5%.

•	Raised full-year Net Income per diluted share guidance by $0.41 at the midpoint to a range of $10.53 to $10.63.

•	Raised full-year Core FFO per diluted share guidance by $0.03 at the midpoint to a range of $15.89 to $15.99. This represents 2.2% growth at the midpoint compared to the prior year.

•	Reaffirmed full-year guidance midpoints for same-property revenues, expenses, and NOI growth.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenue on a year-over-year basis for the three and nine-month periods ended September 30, 2025 and on a sequential basis for the three-month period ended September 30, 2025:

	Revenue Change
	Q3 2025 vs. Q3 2024	YTD 2025 vs. YTD 2024	Q3 2025 vs. Q2 2025	% of Total Q3 2025 Revenues
Southern California
Los Angeles County	2.3%	3.1%	0.6%	18.5%
Orange County	3.0%	3.4%	0.7%	9.2%
San Diego County	1.4%	2.5%	-0.4%	9.3%
Ventura County	3.3%	3.9%	1.7%	4.3%
Total Southern California	2.4%	3.1%	0.5%	41.3%
Northern California
Santa Clara County	3.3%	3.3%	0.9%	20.2%
Alameda County	1.7%	2.6%	0.1%	7.0%
San Mateo County	4.4%	4.6%	1.4%	4.7%
Contra Costa County	1.1%	2.0%	0.1%	5.4%
San Francisco	5.0%	6.1%	0.7%	3.1%
Total Northern California	3.0%	3.4%	0.7%	40.4%
Seattle Metro	3.0%	2.7%	1.3%	18.3%
Same-Property Portfolio	2.7%	3.1%	0.7%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the three and nine-month periods ended September 30, 2025 and on a sequential basis for the three-month period ended September 30, 2025:

Same-Property Revenue Components	Q3 2025 vs. Q3 2024	YTD 2025 vs. YTD 2024	Q3 2025 vs. Q2 2025
Scheduled Rents	2.4%	2.3%	0.9%
Delinquency	0.2%	0.6%	0.0%
Cash Concessions	-0.1%	0.0%	0.0%
Vacancy	-0.2%	-0.2%	-0.1%
Other Income	0.4%	0.4%	-0.1%
Q3 2025 Same-Property Revenue Growth	2.7%	3.1%	0.7%

	Year-Over-Year Change			Year-Over-Year Change
	Q3 2025 compared to Q3 2024			YTD 2025 compared to YTD 2024
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	2.4%	6.2%	0.7%	3.1%	5.3%	2.2%
Northern California	3.0%	2.6%	3.1%	3.4%	3.4%	3.4%
Seattle Metro	3.0%	-0.2%	4.4%	2.7%	-0.6%	4.1%
Same-Property Portfolio	2.7%	3.5%	2.4%	3.1%	3.4%	3.0%

	Sequential Change
	Q3 2025 compared to Q2 2025
	Revenues	Operating Expenses	NOI
Southern California	0.5%	4.9%	-1.3%
Northern California	0.7%	4.4%	-0.9%
Seattle Metro	1.3%	13.8%	-3.1%
Same-Property Portfolio	0.7%	6.2%	-1.5%

	Financial Occupancies
	Quarter Ended
	9/30/2025	6/30/2025	9/30/2024
Southern California	95.8%	95.7%	95.9%
Northern California	96.3%	96.6%	96.4%
Seattle Metro	96.2%	96.5%	96.6%
Same-Property Portfolio	96.1%	96.2%	96.2%

Investment Activity

Acquisitions

In September, the Company acquired ViO, a 234-unit apartment home community built in 2016 and located in San Jose, CA for a contract price of $100.0 million.

Dispositions

In July, the Company sold a 243-unit apartment home community located in Oakland, CA for a contract price of $97.5 million. The Company recorded a gain on sale of real estate of $47.8 million in the third quarter, which has been excluded from Total and Core FFO.

In September, Wesco V LLC (“Wesco V”), a joint venture in which the Company owns a 50% interest, sold a 211-unit apartment home community located in Seattle, WA for a total contract price of $94.9 million ($47.4 million at pro rata share). The Company recorded a gain on sale of co-investment communities of $5.2 million at pro rata share in the third quarter, which has been excluded from Total and Core FFO.

In September, the Company sold a 171-unit apartment home community located in Berkeley, CA for a contract price of $52.3 million. The Company recorded a gain on sale of real estate of $14.5 million in the third quarter, which has been excluded from Total and Core FFO.

Other Investments

In July, Wesco VII LLC (“Wesco VII”), a joint venture in which the Company owns a 50% interest, originated a $42.6 million preferred equity investment for the development of a 480-unit apartment home community located in South San Francisco, CA. The investment has an initial preferred return of 13.5% and was fully funded in the third quarter of 2025.

In the third quarter, the Company received cash proceeds of $71.4 million from the full and partial redemptions of four preferred equity investments yielding a 10.1% weighted average rate of return.

Subsequent to quarter end, the Company received cash proceeds of $18.8 million from the full redemption of one preferred equity investment yielding a 9.0% rate of return. Year-to-date, the Company has received cash proceeds of $117.5 million from the full redemptions of seven structured finance investments yielding a 9.8% weighted average rate of return.

Balance Sheet and Liquidity

Balance Sheet

In July, the Company increased its unsecured credit facility from $1.2 billion to $1.5 billion and extended the maturity date to January 2030 with two six-month extension options, exercisable at the Company’s option. Pricing on the credit facility is SOFR plus 0.775%.

Subsequent to quarter end, the Company executed an amendment of its existing $300.0 million unsecured term loan to extend the maturity date from October 2027 to January 2031, inclusive of extension options exercisable at the Company’s option. The interest rate was reduced by 0.10% to SOFR plus 0.85% and is swapped to an all-in fixed rate of 4.07% through October 2026.

Common Stock and Liquidity

During the third quarter, the Company did not issue any shares of common stock through its equity distribution program, exercise any of its previously disclosed forward sale agreements, or repurchase any shares through its stock repurchase plan.

As of September 30, 2025, the Company had approximately $1.5 billion in liquidity via available capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the third quarter of 2025, the Company exceeded the midpoint of the guidance range provided in its second quarter 2025 earnings release for Core FFO by $0.03 per diluted share.

The following table provides a reconciliation of third quarter 2025 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s second quarter 2025 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q3 2025	$3.94
G&A	0.02
Interest Expense	0.01
Core FFO per diluted share for Q3 2025 reported	$3.97

2025 Full-Year and Fourth Quarter Guidance

Per Diluted Share	Previous Range	Current Range	Current Midpoint	Change at Midpoint
Net Income	$10.05 - $10.29	$10.53 - $10.63	$10.58	+$0.41
Total FFO	$15.77 - $16.01	$15.91 - $16.01	$15.96	+$0.07
Core FFO	$15.80 - $16.02	$15.89 - $15.99	$15.94	+$0.03
Q4 2025 Core FFO	N/A	$3.93 - $4.03	$3.98	N/A

Same-Property Portfolio Growth(1)
Revenues	2.90% to 3.40%	3.00% to 3.30%	3.15%	-
Operating Expenses	3.00% to 3.50%	3.00% to 3.50%	3.25%	-
Net Operating Income	2.70% to 3.50%	2.80% to 3.40%	3.10%	-

(1)	Reflects guidance on a cash basis. On a GAAP basis, the midpoints of the Company’s same-property revenue and NOI guidance are 3.20% and 3.20%, respectively.

For additional details regarding the Company’s 2025 FFO guidance range, see page S-15 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, October 30, 2025 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2025 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13756190. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 257 apartment home communities comprising over 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO and Core FFO per diluted share for the three and nine-month periods ended September 30, 2025 and 2024 (dollars in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income available to common stockholders	$164,621	$118,424	$589,093	$484,069
Adjustments:
Depreciation and amortization	151,489	146,439	454,277	431,785
Gains not included in FFO	(67,509)	(31,583)	(305,043)	(169,909)
Impairment loss from unconsolidated co-investments	-	-	-	3,726
Depreciation and amortization from unconsolidated co-investments	14,343	16,417	43,127	52,267
Noncontrolling interest related to Operating Partnership units	5,767	4,206	20,827	17,075
Depreciation attributable to third party ownership and other	(38)	(370)	(122)	(1,149)
FFO attributable to common stockholders and unitholders	$268,673	$253,533	$802,159	$817,864
FFO per share – diluted	$4.03	$3.81	$12.03	$12.30
Expensed acquisition and investment related costs	$25	$-	$25	$68
Tax benefit on unconsolidated technology co-investments	(1,958)	(441)	(2,353)	(1,199)
Realized and unrealized gains on marketable securities, net	(1,658)	(5,697)	(4,059)	(10,645)
Provision for credit losses	50	(182)	61	(116)
Equity income from unconsolidated technology co-investments	(4,393)	(555)	(6,005)	(6,282)
Loss on early retirement of debt	-	-	762	-
Co-investment promote income	-	-	-	(1,531)
Income from early redemption of preferred equity investments and notes receivable	(70)	-	(70)	-
General and administrative and other, net (1)	3,926	13,956	7,863	22,403
Insurance reimbursements, legal settlements, and other, net (2)	(89)	(612)	(789)	(43,912)
Core FFO attributable to common stockholders and unitholders	$264,506	$260,002	$797,594	$776,650
Core FFO per share – diluted	$3.97	$3.91	$11.96	$11.68
Weighted average number of shares outstanding diluted (3)	66,674,655	66,551,838	66,667,571	66,500,412

(1)
Includes political advocacy costs of $1.6 million and $2.0 million for the three and nine months ended September 30, 2025, respectively, and $11.3 million and $18.5 million for the three and nine months ended September 30, 2024, respectively.

(2)
There were no material gains from legal settlements during the three and nine months ended September 30, 2025 and the three months ended September 30, 2024. During the nine months ended September 30, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO.

(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings from operations	$210,399	$128,790	$747,180	$398,599
Adjustments:
Corporate-level property management expenses	12,216	11,610	36,768	34,331
Depreciation and amortization	151,489	146,439	454,277	431,785
Management and other fees from affiliates	(2,361)	(2,563)	(7,078)	(7,849)
General and administrative	18,058	29,067	51,507	67,374
Expensed acquisition and investment related costs	25	-	25	68
Gain on sale of real estate and land	(62,320)	-	(299,524)	-
NOI	327,506	313,343	983,155	924,308
Less: Non-same property NOI	(41,619)	(34,060)	(124,002)	(90,214)
Same-Property NOI	$285,887	$279,283	$859,153	$834,094

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s fourth quarter and full-year 2025 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our fourth quarter and full-year 2025 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release and supplemental financial information, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Sr. Director, Investor Relations
(650) 655-7800
lrainey@essex.com

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues:
Rental and other property	$470,942	$448,135	$1,400,641	$1,312,132
Management and other fees from affiliates	2,361	2,563	7,078	7,849
	473,303	450,698	1,407,719	1,319,981

Expenses:
Property operating	143,436	134,792	417,486	387,824
Corporate-level property management expenses	12,216	11,610	36,768	34,331
Depreciation and amortization	151,489	146,439	454,277	431,785
General and administrative	18,058	29,067	51,507	67,374
Expensed acquisition and investment related costs	25	-	25	68
	325,224	321,908	960,063	921,382
Gain on sale of real estate and land	62,320	-	299,524	-
Earnings from operations	210,399	128,790	747,180	398,599
Interest expense, net (1)	(63,331)	(58,425)	(189,054)	(172,053)
Interest and other income	5,900	11,449	16,997	78,292
Equity income from co-investments	17,798	11,649	39,984	33,667
Tax benefit on unconsolidated technology co-investments	1,958	441	2,353	1,199
Loss on early retirement of debt	-	-	(762)	-
Gain on remeasurement of co-investment	-	31,583	330	169,909
Net income	172,724	125,487	617,028	509,613
Net income attributable to noncontrolling interest	(8,103)	(7,063)	(27,935)	(25,544)
Net income available to common stockholders	$164,621	$118,424	$589,093	$484,069
Net income per share - basic	$2.56	$1.84	$9.15	$7.54
Shares used in income per share - basic	64,404,008	64,227,662	64,368,625	64,214,258
Net income per share - diluted	$2.56	$1.84	$9.15	$7.54
Shares used in income per share - diluted	64,418,240	64,271,459	64,392,244	64,234,358

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Rental and other property
Rental income	$463,892	$440,649	$1,380,438	$1,290,026
Other property	7,050	7,486	20,203	22,106
Rental and other property	$470,942	$448,135	$1,400,641	$1,312,132

Property operating expenses
Real estate taxes	$52,023	$48,956	$153,652	$143,188
Administrative	15,200	13,782	45,392	42,881
Maintenance and repairs	16,052	16,197	46,924	44,987
Personnel costs	27,448	25,296	80,443	74,256
Utilities	32,713	30,561	91,075	82,512
Property operating expenses	$143,436	$134,792	$417,486	$387,824

Interest and other income
Marketable securities and other income	$4,218	$5,044	$12,210	$23,729
Realized and unrealized gains on marketable securities, net	1,658	5,697	4,059	10,645
Provision for credit losses	(50)	182	(61)	116
Insurance reimbursements, legal settlements, and other, net	74	526	789	43,802
Interest and other income	$5,900	$11,449	$16,997	$78,292

Equity income from co-investments
Equity loss from co-investments	$(485)	$(862)	$(1,008)	$(6,736)
Income from preferred equity investments	8,616	11,870	29,728	36,206
Equity income from unconsolidated technology co-investments	4,393	555	6,005	6,282
Insurance reimbursements, legal settlements, and other, net	15	86	-	110
Impairment loss from unconsolidated co-investment	-	-	-	(3,726)
Gain on sale of co-investment communities	5,189	-	5,189	-
Co-investment promote income	-	-	-	1,531
Income from early redemption of preferred equity investments	70	-	70	-
Equity income from co-investments	$17,798	$11,649	$39,984	$33,667

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$5,767	$4,206	$20,827	$17,075
DownREIT limited partners' distributions	2,294	2,284	6,972	6,867
Third-party ownership interest	42	573	136	1,602
Noncontrolling interest	$8,103	$7,063	$27,935	$25,544

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$164,621	$118,424		$589,093	$484,069
Adjustments:
Depreciation and amortization	151,489	146,439		454,277	431,785
Gains not included in FFO	(67,509)	(31,583)		(305,043)	(169,909)
Impairment loss from unconsolidated co-investments	-	-		-	3,726
Depreciation and amortization from unconsolidated co-investments	14,343	16,417		43,127	52,267
Noncontrolling interest related to Operating Partnership units	5,767	4,206		20,827	17,075
Depreciation attributable to third party ownership and other	(38)	(370)		(122)	(1,149)
Funds from operations attributable to common stockholders and unitholders	$268,673	$253,533		$802,159	$817,864
FFO per share-diluted	$4.03	$3.81	5.8%	$12.03	$12.30	-2.2%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$25	$-		$25	$68
Tax benefit on unconsolidated technology co-investments	(1,958)	(441)		(2,353)	(1,199)
Realized and unrealized gains on marketable securities, net	(1,658)	(5,697)		(4,059)	(10,645)
Provision for credit losses	50	(182)		61	(116)
Equity income from unconsolidated technology co-investments	(4,393)	(555)		(6,005)	(6,282)
Loss on early retirement of debt	-	-		762	-
Co-investment promote income	-	-		-	(1,531)
Income from early redemption of preferred equity investments and notes receivable	(70)	-		(70)	-
General and administrative and other, net (2)	3,926	13,956		7,863	22,403
Insurance reimbursements, legal settlements, and other, net (3)	(89)	(612)		(789)	(43,912)
Core funds from operations attributable to common stockholders and unitholders	$264,506	$260,002		$797,594	$776,650
Core FFO per share-diluted	$3.97	$3.91	1.5%	$11.96	$11.68	2.4%
Weighted average number of shares outstanding diluted (4)	66,674,655	66,551,838		66,667,571	66,500,412

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
Includes political advocacy costs of $1.6 million and $2.0 million for the three and nine months ended September 30, 2025, respectively, and $11.3 million and $18.5 million for the three and nine months ended September 30, 2024, respectively.

(3)
There were no material gains from legal settlements during the three and nine months ended September 30, 2025 and the three months ended September 30, 2024. During the nine months ended September 30, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO.

(4)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2025	December 31, 2024
Real estate investments:
Land and land improvements	$3,325,394	$3,246,789
Buildings and improvements	14,745,049	14,342,729
	18,070,443	17,589,518
Less: accumulated depreciation	(6,381,123)	(6,150,618)
	11,689,320	11,438,900
Real estate under development	139,161	52,682
Co-investments	808,238	935,014
	12,636,719	12,426,596
Cash and cash equivalents, including restricted cash	75,243	75,846
Marketable securities	84,116	69,794
Notes and other receivables	221,628	206,706
Operating lease right-of-use assets	51,682	51,556
Prepaid expenses and other assets	80,853	96,861
Total assets	$13,150,241	$12,927,359

Unsecured debt, net	$5,621,505	$5,473,788
Mortgage notes payable, net	795,404	989,884
Lines of credit and commercial paper	245,000	137,945
Distributions in excess of investments in co-investments	95,893	79,273
Operating lease liabilities	52,405	52,473
Other liabilities	508,761	442,757
Total liabilities	7,318,968	7,176,120
Redeemable noncontrolling interest	29,746	30,849
Equity:
Common stock	6	6
Additional paid-in capital	6,686,589	6,668,047
Distributions in excess of accumulated earnings	(1,063,135)	(1,155,662)
Accumulated other comprehensive income, net	7,856	24,655
Total stockholders' equity	5,631,316	5,537,046
Noncontrolling interest	170,211	183,344
Total equity	5,801,527	5,720,390
Total liabilities and equity	$13,150,241	$12,927,359

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Debt Summary - September 30, 2025
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit and commercial paper:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,100,000	3.6%	7.1	2025	$-	$11,263	$11,263	4.0%	0.2%
Term loan (1)	550,000	4.1%	3.2	2026	450,000	99,405	549,405	3.5%	8.5%
Unamortized discounts and debt				2027 (1)	650,000	84,397	734,397	3.9%	11.4%
issuance costs, net	(28,495)	-	-	2028	450,000	68,332	518,332	2.2%	8.0%
Total unsecured debt, net	5,621,505	3.6%	6.7	2029	500,000	1,456	501,456	4.1%	7.8%
Mortgage Notes Payable, net				2030	800,000	66,592	866,592	3.6%	13.4%
Fixed rate - secured	539,291	4.7%	5.5	2031	600,000	1,740	601,740	2.3%	9.3%
Variable rate - secured (2)	259,043	3.3%	13.6	2032	650,000	1,903	651,903	2.6%	10.2%
Unamortized premiums and debt				2033	-	330,126	330,126	4.9%	5.1%
issuance costs, net	(2,930)	-	-	2034	550,000	2,275	552,275	5.5%	8.6%
Total mortgage notes payable, net	795,404	4.2%	8.1	2035	400,000	2,487	402,487	5.5%	6.2%
Unsecured Lines of Credit and Commercial Paper				Thereafter	600,000	128,358	728,358	3.6%	11.3%
Line of credit (3)	-	5.2%	N/A	Subtotal	5,650,000	798,334	6,448,334	3.7%	100.0%
Line of credit (4)	-	5.2%	N/A	Debt Issuance Costs	(27,773)	(2,650)	(30,423)	-	-
Commercial paper (5)	245,000	4.3%	N/A	(Discounts)/Premiums	(722)	(280)	(1,002)	-	-
Total lines of credit and commercial paper	245,000	4.3%	N/A	Total	$5,621,505	$795,404	$6,416,909	3.7%	100.0%
Total debt, net	$6,661,909	3.7%	6.7

Capitalized interest for the three and nine months ended September 30, 2025 was approximately $1.1 million and $2.5 million, respectively.
(1)
The Company has two unsecured term loans with a total capacity of $600.0 million. The first term loan, scheduled to mature in October 2027, was amended subsequent to quarter end with a new maturity date of January 2031, inclusive of extensions at the Company's option. The second term loan is scheduled to mature in May 2030, inclusive of extensions at the Company's option.

(2)	$259.0 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.5 billion, a scheduled maturity date in January 2030 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company's long-term unsecured credit ratings.

(4)
The unsecured line of credit facility has a capacity of $75.0 million and a scheduled maturity date in July 2026. The underlying interest rate on this line is Adjusted SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company's corporate ratings.

(5)
The Company has a commercial paper program under which it can issue unsecured short-term notes, up to $750 million, which are backstopped by and reduce the borrowing capacity of the Company's unsecured line of credit facilities.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2025
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,661,909
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,404
Limited partnership units (1)			2,256	Secured Debt to Total Assets:	4%	< 40%
Options-treasury method			12
Total shares of common stock and potentially dilutive securities			66,672	Interest Coverage:	517%	> 150%

Common stock price per share as of September 30, 2025			$267.66	Unsecured Debt Ratio (2):	293%	> 150%

Total equity capitalization			$17,845,428	Selected Credit Ratios (3)	Actual

Total market capitalization			$24,507,337	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5

Ratio of debt to total market capitalization			27.2%	Unencumbered NOI to Adjusted Total NOI:	93%

Credit Ratings
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Portfolio Summary by County as of September 30, 2025

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,288	1,586	-	10,874	$2,697	$2,574	$2,686	15.2%	19.9%	15.5%
Orange County	5,734	265	-	5,999	2,717	2,501	2,712	11.0%	3.5%	10.5%
San Diego County	5,444	443	-	5,887	2,706	3,094	2,721	10.1%	6.6%	9.8%
Ventura County and Other	2,756	373	-	3,129	2,534	3,241	2,585	5.1%	7.0%	5.3%
Total Southern California	23,222	2,667	-	25,889	2,685	2,743	2,688	41.4%	37.0%	41.1%

Northern California
Santa Clara County (5)	10,419	997	-	11,416	3,165	3,100	3,161	21.9%	13.9%	21.6%
Alameda County	3,970	1,328	-	5,298	2,637	2,623	2,635	6.6%	17.0%	7.2%
San Mateo County	2,483	195	543	3,221	3,422	3,870	3,439	5.5%	3.0%	5.3%
Contra Costa County	2,619	-	-	2,619	2,782	-	2,782	4.8%	0.0%	4.5%
San Francisco	1,356	537	-	1,893	2,976	3,404	3,046	2.4%	8.3%	2.7%
Total Northern California	20,847	3,057	543	24,447	3,033	2,976	3,029	41.2%	42.2%	41.3%

Seattle Metro	10,899	1,759	-	12,658	2,280	2,175	2,272	17.4%	20.8%	17.6%

Total	54,968	7,483	543	62,994	$2,735	$2,706	$2,733	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended September 30, 2025, divided by the number of apartment homes as of September 30, 2025.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2025. See section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company's pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 '25	Q2 '25	Q1 '25	Q4 '24	Q3 '24

Rental and other property revenues:
Same-property	49,032	$412,710	$409,713	$405,718	$399,520	$401,761
Acquisitions (2)	5,164	44,001	41,784	34,770	26,772	16,964
Non-residential/other, net (3)	772	13,916	15,946	21,989	24,981	29,637
Straight-line rent concessions (4)	-	315	167	(388)	780	(227)
Total rental and other property revenues	54,968	470,942	467,610	462,089	452,053	448,135

Property operating expenses:
Same-property		126,823	119,459	122,706	119,049	122,478
Acquisitions (2)		13,471	12,365	10,393	7,848	4,870
Non-residential/other, net (3) (5)		3,142	3,605	5,522	6,815	7,444
Total property operating expenses		143,436	135,429	138,621	133,712	134,792

Net operating income (NOI):
Same-property		285,887	290,254	283,012	280,471	279,283
Acquisitions (2)		30,530	29,419	24,377	18,924	12,094
Non-residential/other, net (3) (5)		10,774	12,341	16,467	18,166	22,193
Straight-line rent concessions (4)		315	167	(388)	780	(227)
Total NOI		$327,506	$332,181	$323,468	$318,341	$313,343

Same-property metrics
Operating margin		69%	71%	70%	70%	70%
Annualized turnover		43%	39%	34%	37%	46%
Financial occupancy		96.1%	96.2%	96.3%	95.9%	96.2%
Delinquency as a % of scheduled rent (6)		0.5%	0.5%	0.5%	1.3%	0.7%

Same-property net effective rate growth (7)
New lease		-0.5%	0.7%	1.0%	-1.9%	0.6%
Renewal		4.0%	4.2%	3.8%	3.8%	3.8%
Blended		2.3%	3.0%	2.8%	1.6%	2.5%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2024.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)
In the fourth quarter of 2024, the Company recorded a non-cash charge to fully eliminate its remaining $2.8 million residential accounts receivable balance. Excluding this adjustment, reported delinquency would have been 0.6% for the fourth quarter of 2024. There were no non-cash charges recorded for all other periods.

(7)
Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives. The blended percentage change in all lease tradeouts, including the impact of leasing incentives, was 2.5% in the third quarter of 2025.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Same-Property Revenue Results by County - Third Quarter 2025 vs. Third Quarter 2024 and Second Quarter 2025
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 '25 % of Actual NOI	Q3 '25	Q3 '24	% Change	Q3 '25	Q3 '24	% Change	Q3 '25	Q3 '24	% Change	Q2 '25	% Change

Southern California
Los Angeles County	9,288	17.1%	$2,697	$2,659	1.4%	95.4%	95.1%	0.3%	$76,254	$74,520	2.3%	$75,787	0.6%
Orange County	4,523	9.7%	2,740	2,676	2.4%	96.3%	96.4%	-0.1%	37,951	36,854	3.0%	37,677	0.7%
San Diego County	4,588	9.7%	2,729	2,671	2.2%	96.0%	96.6%	-0.6%	38,207	37,689	1.4%	38,360	-0.4%
Ventura County	2,255	4.7%	2,510	2,435	3.1%	96.1%	96.7%	-0.6%	17,750	17,181	3.3%	17,458	1.7%
Total Southern California	20,654	41.2%	2,693	2,641	2.0%	95.8%	95.9%	-0.1%	170,162	166,244	2.4%	169,282	0.5%

Northern California
Santa Clara County	8,653	21.0%	3,133	3,035	3.2%	96.5%	96.7%	-0.2%	83,480	80,808	3.3%	82,743	0.9%
Alameda County	3,545	6.7%	2,620	2,581	1.5%	96.1%	96.6%	-0.5%	28,863	28,391	1.7%	28,824	0.1%
San Mateo County	1,864	4.5%	3,353	3,226	3.9%	96.9%	96.1%	0.8%	19,544	18,722	4.4%	19,283	1.4%
Contra Costa County	2,619	5.4%	2,782	2,746	1.3%	95.6%	96.3%	-0.7%	22,424	22,174	1.1%	22,398	0.1%
San Francisco	1,356	2.6%	2,976	2,899	2.7%	95.8%	94.6%	1.3%	12,731	12,122	5.0%	12,646	0.7%
Total Northern California	18,037	40.2%	2,992	2,913	2.7%	96.3%	96.4%	-0.1%	167,042	162,217	3.0%	165,894	0.7%

Seattle Metro	10,341	18.6%	2,288	2,222	3.0%	96.2%	96.6%	-0.4%	75,506	73,300	3.0%	74,537	1.3%

Total Same-Property	49,032	100.0%	$2,718	$2,653	2.5%	96.1%	96.2%	-0.1%	$412,710	$401,761	2.7%	$409,713	0.7%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Same-Property Revenue Results by County - Nine months ended September 30, 2025 vs. Nine months ended September 30, 2024
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2025 % of Actual NOI	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change

Southern California
Los Angeles County	9,288	17.3%	$2,685	$2,657	1.1%	95.3%	95.2%	0.1%	$227,811	$221,018	3.1%
Orange County	4,523	9.7%	2,721	2,640	3.1%	96.2%	96.5%	-0.3%	112,968	109,298	3.4%
San Diego County	4,588	9.8%	2,710	2,638	2.7%	96.0%	96.5%	-0.5%	114,310	111,531	2.5%
Ventura County	2,255	4.7%	2,487	2,400	3.6%	96.4%	96.7%	-0.3%	52,778	50,802	3.9%
Total Southern California	20,654	41.5%	2,677	2,621	2.1%	95.8%	95.9%	-0.1%	507,867	492,649	3.1%

Northern California
Santa Clara County	8,653	20.8%	3,092	3,005	2.9%	96.6%	96.7%	-0.1%	247,703	239,707	3.3%
Alameda County	3,545	6.7%	2,598	2,580	0.7%	96.3%	96.0%	0.3%	86,176	84,033	2.6%
San Mateo County	1,864	4.5%	3,294	3,202	2.9%	97.0%	96.1%	0.9%	57,774	55,238	4.6%
Contra Costa County	2,619	5.4%	2,761	2,724	1.4%	96.2%	96.3%	-0.1%	67,230	65,883	2.0%
San Francisco	1,356	2.6%	2,936	2,883	1.8%	96.5%	95.0%	1.6%	37,938	35,772	6.1%
Total Northern California	18,037	40.0%	2,956	2,892	2.2%	96.6%	96.3%	0.3%	496,821	480,633	3.4%

Seattle Metro	10,341	18.5%	2,264	2,195	3.1%	96.3%	96.9%	-0.6%	223,453	217,602	2.7%

Total Same-Property	49,032	100.0%	$2,692	$2,631	2.3%	96.2%	96.3%	-0.1%	$1,228,141	$1,190,884	3.1%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

ESSEX  PROPERTY  TRUST, INC.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of September 30, 2025 and 2024
(Dollars in thousands)

Based on 49,032 apartment homes

	Q3 '25	Q3 '24	% Change	% of Operating Expense

Same-property operating expenses:
Real estate taxes	$44,723	$44,487	0.5%	35.3%
Utilities	28,695	26,625	7.8%	22.6%
Personnel costs	24,126	22,656	6.5%	19.0%
Maintenance and repairs	13,979	14,290	-2.2%	11.0%
Administrative	6,799	6,701	1.5%	5.4%
Insurance and other	8,501	7,719	10.1%	6.7%
Total same-property operating expenses	$126,823	$122,478	3.5%	100.0%

	YTD 2025	YTD 2024	% Change	% of Operating Expense

Same-property operating expenses:
Real estate taxes	$132,302	$131,483	0.6%	35.9%
Utilities	79,413	73,265	8.4%	21.5%
Personnel costs	70,719	67,251	5.2%	19.2%
Maintenance and repairs	41,131	40,362	1.9%	11.1%
Administrative	19,940	20,120	-0.9%	5.4%
Insurance and other	25,483	24,309	4.8%	6.9%
Total same-property operating expenses	$368,988	$356,790	3.4%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Development Pipeline - September 30, 2025
(Dollars in millions, except per apartment home amounts in thousands)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date (1)	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (2)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated
7 South Linden - South San Francisco, CA	100%	543	-	$93	$218	$311	$573	Q1 2025	Q2 2028	Q1 2030
Total Development Projects - Consolidated		543	-	93	218	311	573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	46	-	46
Total Development Pipeline - Consolidated		543	-	$139	$218	$357

(1)	For the third quarter of 2025, the Company's cost includes $1.0 million of capitalized interest and $0.5 million of capitalized overhead.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Capital Expenditures - September 30, 2025 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 '25	Trailing 4 Quarters

Same-property portfolio	$26,212	$81,492
Non-same property portfolio	684	7,769
Total revenue generating capital expenditures	$26,896	$89,261

Number of same-property interior renovations	1,028	3,375
Number of total consolidated interior renovations	1,107	3,713

Non-Revenue Generating Capital Expenditures (3)	Q3 '25	Trailing 4 Quarters

Non-revenue generating capital expenditures	$32,152	$114,847
Average apartment homes in quarter	55,058	54,787
Capital expenditures per apartment home	$584	$2,096

(1)	The Company incurred $0.1 million of capitalized interest, $4.9 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q3 2025.
(2)
Represents revenue generating expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain sustainability initiatives that generate higher revenues or expense savings.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Co-investments and Preferred Equity Investments - September 30, 2025
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025

Operating and Other Unconsolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,765	$2,082,865	$1,372,967	$78,700	3.4%	1.2	$30,208	$91,237
BEX IV, 500 Folsom	50%	732	617,194	176,400	138,170	3.4%	20.7	4,803	15,791
Other (3)	53%	986	386,279	291,476	94,500	3.6%	11.8	5,601	16,700
Total Operating and Other Unconsolidated Joint Ventures		7,483	$3,086,338	$1,840,843	$311,370	3.4%	4.7	$40,612	$123,728

								Essex Portion of NOI and Expenses
NOI								$22,216	$67,575
Depreciation								(14,343)	(43,127)
Interest expense and other, net								(8,358)	(25,456)
Equity income from unconsolidated technology co-investments								4,393	6,005
Insurance reimbursements, legal settlements, and other, net								15	-
Gain on sale of co-investment communities								5,189	5,189
Net income from operating and other co-investments								$9,112	$10,186

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$8,616	$29,728
Income from early redemption of preferred equity investments								70	70
Preferred Equity Investments (4)					$400,975	9.3%	1.4	$8,686	$29,798

Total Co-investments					$712,345			$17,798	$39,984

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of September 30, 2025, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $93.2 million due to distributions received in excess of the Company's investment.

(3)
As of September 30, 2025, the Company’s investment in Expo was classified as a liability of $2.7 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in unconsolidated technology co-investments.

(4)	As of September 30, 2025, the Company is invested in 14 preferred equity investments, including one preferred equity investment held with Wesco VII LLC.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of September 30, 2025
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)	Average Monthly Rent

The Plaza	Foster City, CA	307	2013	100%	EPLP	Jan-25	$161,375	$512	$3,310
One Hundred Grand (2)	Foster City, CA	166	2016	N/A	EPLP	Feb-25	105,250	615	3,881
ROEN Menlo Park	Menlo Park, CA	146	2017	100%	EPLP	Feb-25	78,750	539	3,647
	Q1 2025	619					$345,375	$546

Revere Campbell (2)	Campbell, CA	168	2015	N/A	EPLP	May-25	$118,000	$664	$4,014
The Parc at Pruneyard	Campbell, CA	252	1968	100%	EPLP	May-25	122,500	486	3,104
	Q2 2025	420					$240,500	$557

ViO	San Jose, CA	234	2016	100%	EPLP	Sep-25	$100,000	$417	$2,966
	Q3 2025	234					$100,000	$417

	2025 Total	1,273					$685,875	$526

Dispositions

Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Highridge (2)	Rancho Palos Verdes, CA	255	1972	N/A	EPLP	Feb-25	$127,000	$498
	Q1 2025	255					$127,000	$498

Essex Skyline	Santa Ana, CA	350	2008	100%	EPLP	Apr-25	$239,580	$685
	Q2 2025	350					$239,580	$685

The Grand	Oakland, CA	243	2009	100%	EPLP	Jul-25	$97,500	$399
8th & Republican	Seattle, WA	211	2016	50%	JV	Sep-25	47,425	436
Fourth & U	Berkeley, CA	171	2010	100%	EPLP	Sep-25	52,300	284
	Q3 2025	625					$197,225	$369

	2025 Total	1,230					$563,805	$496

(1)	Price per apartment home excludes value allocated to the retail component, as applicable.
(2)
The noncontrolling members’ ownership interest in Highridge, a community owned by consolidated DownREIT entities prior to its disposition, were transferred to One Hundred Grand and Revere Campbell pursuant to the like-kind exchange rules under Section 1031 of the Internal Revenue Code of 1986, as amended.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Assumptions for 2025 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Nine Months Ended	2025 Full-Year Guidance Range
	September 30, 2025 (1)	Low End	High End	Comments about 2025 Full-Year Guidance

Total NOI from Consolidated Communities	$983,155	$1,314,600	$1,319,200	Includes a range of same-property NOI growth of 2.8% to 3.4%. Reflects investment activity through October

Management Fees	7,078	9,200	9,400

Interest Expense
Interest expense, before capitalized interest	(191,560)	(256,400)	(255,400)	Updated to reflect investment activity through October
Interest capitalized	2,506	3,600	3,900
Net interest expense	(189,054)	(252,800)	(251,500)
Recurring Income and Expenses
Interest and other income	12,210	16,400	16,800
FFO from co-investments	71,847	90,800	91,700	Guidance assumes approximately $200M in preferred equity redemptions for the full year, of which $118M has occurred through October
General and administrative	(43,644)	(60,000)	(61,000)
Corporate-level property management expenses	(36,768)	(48,800)	(49,200)
Non-controlling interest	(7,230)	(9,900)	(9,600)
Total recurring income and expenses	(3,585)	(11,500)	(11,300)
Non-Core Income and Expenses
Expensed acquisition and investment related costs	(25)	(25)	(25)
Tax benefit on unconsolidated technology co-investments	2,353	2,353	2,353
Realized and unrealized gains on marketable securities, net	4,059	4,059	4,059
Provision for credit losses	(61)	(61)	(61)
Equity income from unconsolidated technology co-investments	6,005	6,005	6,005
Loss on early retirement of debt, net	(762)	(762)	(762)
Income from early redemption of preferred equity investments	70	70	70
General and administrative and other, net	(7,863)	(11,100)	(10,800)
Insurance reimbursements, legal settlements, and other, net	789	789	789
Total non-core income and expenses	4,565	1,328	1,628
Funds from Operations (2)	$802,159	$1,060,828	$1,067,428

Funds from Operations per diluted Share	$12.03	$15.91	$16.01

% Change - Funds from Operations	-2.2%	-0.5%	0.1%

Core Funds from Operations (excludes non-core items)	$797,594	$1,059,500	$1,065,800

Core Funds from Operations per diluted Share	$11.96	$15.89	$15.99

% Change - Core Funds from Operations	2.4%	1.9%	2.5%

EPS - Diluted	$9.15	$10.53	$10.63

Weighted average shares outstanding - FFO calculation	66,668	66,675	66,675

(1)	All non-core items are excluded from the 2025 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2025 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2025 Guidance Range (1)
	Nine Months
	Ended	4th Quarter 2025		Full-Year 2025
	September 30, 2025	Low	High	Low	High

EPS - diluted	$9.15	$1.39	$1.49	$10.53	$10.63
Conversion from GAAP share count	(0.32)	(0.05)	(0.05)	(0.36)	(0.36)
Depreciation and amortization	7.46	2.49	2.49	9.95	9.95
Noncontrolling interest related to Operating Partnership units	0.31	0.05	0.05	0.36	0.36
Gain on sale of real estate and land	(4.57)	-	-	(4.57)	(4.57)
FFO per share - diluted	$12.03	$3.88	$3.98	$15.91	$16.01

Tax benefit on unconsolidated technology co-investments	(0.04)	-	-	(0.04)	(0.04)
Realized and unrealized gains on marketable securities, net	(0.06)	-	-	(0.06)	(0.06)
Equity income from unconsolidated technology co-investments	(0.09)	-	-	(0.09)	(0.09)
Loss on early retirement of debt, net	0.01	-	-	0.01	0.01
General and administrative and other, net	0.12	0.05	0.05	0.17	0.17
Insurance reimbursements, legal settlements, and other, net	(0.01)	-	-	(0.01)	(0.01)
Core FFO per share - diluted	$11.96	$3.93	$4.03	$15.89	$15.99

(1)
2025 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

16
 Data based on Essex Data Analytics forecasts and third-party projections.  Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (1)         Residential Supply Forecast (1)           2025E     2026E  Market     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock                       Los Angeles     8,900  15,300  0.4%  5,900  11,700  0.3%  Orange County     1,800  4,300  0.4%  2,600  5,400  0.5%  San Diego     5,100  7,900  0.6%  4,700  7,400  0.6%  Ventura     300  600  0.2%  800  1,200  0.4%  Southern California     16,100  28,100  0.4%  14,000  25,700  0.4%           San Francisco     1,300  1,700  0.2%  1,200  1,700  0.2%  Oakland     1,200  3,200  0.3%  800  3,400  0.3%  San Jose     3,800  5,800  0.8%  1,100  3,000  0.4%  Northern California      6,300  10,700  0.4%  3,100  8,100  0.3%           Seattle     10,200  14,300  1.0%  4,300  8,800  0.6%           Total        32,600  53,100  0.5%  21,400  42,600  0.4%  ESSEX PROPERTY TRUST, INC.                                MSA Level Supply Forecast: 2025E – 2026E                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

16.1

ESSEX PROPERTY TRUST, INC.

Essex Value Creation Through Capital Allocation: 2024-2025

11 Properties; +$991M
3 Properties; -$355M
Northern California

● Acquisition ● Disposition

Revere Campbell

ViO

Investments Summary at Pro Rata Share (All Regions)

	Units	Price ($M)	Market Cap Rate[1]	Essex Yield[2]	Age[3]
Total Acquisitions	3,276	$1,489	4.8%	5.2%	22
Total Dispositions	1,693	$769	4.3%	4.8%	38
Net Spread/Accretion[4]	**1,583**	**$719**	**0.5%**	**0.4%**	**-16**

 ESSEX PROPERTY TRUST, INC.                                Essex Value Creation Through Capital Allocation: 2024-2025                                                         See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  Essex has targeted acquisitions in select submarkets of Northern California — the region with the strongest rent growth outlook over the next several years — while simultaneously improving the age of the portfolio and generating accretion relative to dispositions   Approximately 90% of Essex’s net acquisition activity since 2024 has been in high-quality Northern California submarkets (+$636M)  Source: Essex, includes transactions completed from January 2024 through September 2025  Net operating income over the next 12 months, assuming market rents, operating expenses standard to the market, and less an estimate for capital expenditures per unit, divided by the gross sales price.  Market cap rate including yield uplift from Essex operating model efficiencies.   The weighted average age of recent acquisitions is ~15 years excluding the BEXAEW and BEX II joint venture portfolio buyouts.   Net acquisitions have been funded on a leverage-neutral basis with free cash flow and preferred equity redemptions. Accretion applies to match-funded acquisitions.  Northern California  11 Properties; +$991M  3 Properties; -$355M  ViO  Revere Campbell  Acquisition  Disposition

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended September 30, 2025

Net income available to common stockholders	$164,621
Adjustments:
Net income attributable to noncontrolling interest	8,103
Interest expense, net (1)	63,331
Depreciation and amortization	151,489
Income tax provision	(20)
Gain on sale of real estate and land	(62,320)
Gain on sale of co-investment communities	(5,189)
Co-investment EBITDAre adjustments	22,486
EBITDAre	342,501

Realized and unrealized gains on marketable securities, net	(1,658)
Provision for credit losses	50
Equity income from unconsolidated technology co-investments	(4,393)
Tax benefit on unconsolidated technology co-investments	(1,958)
General and administrative and other, net	3,926
Insurance reimbursements, legal settlements, and other, net	(89)
Income from early redemption of preferred equity investments	(70)
Expensed acquisition and investment related costs	25
Adjusted EBITDAre	$338,334

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in similar term lease tradeouts, including the impact of leasing incentives.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Interest expense	$64,660	$59,232	$192,654	$174,285
Adjustments:
Total return swap income	(1,329)	(807)	(3,600)	(2,232)
Interest expense, net	$63,331	$58,425	$189,054	$172,053

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	September 30, 2025

Total consolidated debt, net	$6,661,909
Total debt from co-investments at pro rata share	964,201
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	31,425
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	3,064
Consolidated cash and cash equivalents-unrestricted	(65,959)
Pro rata co-investment cash and cash equivalents-unrestricted	(38,195)
Marketable securities	(84,116)
Net Indebtedness	$7,472,329

Adjusted EBITDAre, annualized (1)	$1,353,336
Other EBITDAre normalization adjustments, net, annualized (2)	(351)
Adjusted EBITDAre, normalized and annualized	$1,352,985

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Earnings from operations	$210,399	$128,790	$747,180	$398,599
Adjustments:
Corporate-level property management expenses	12,216	11,610	36,768	34,331
Depreciation and amortization	151,489	146,439	454,277	431,785
Management and other fees from affiliates	(2,361)	(2,563)	(7,078)	(7,849)
General and administrative	18,058	29,067	51,507	67,374
Expensed acquisition and investment related costs	25	-	25	68
Gain on sale of real estate and land	(62,320)	-	(299,524)	-
NOI	327,506	313,343	983,155	924,308
Less: Non-same property NOI	(41,619)	(34,060)	(124,002)	(90,214)
Same-Property NOI	$285,887	$279,283	$859,153	$834,094

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated February 18, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company's Form 8-K, filed on February 18, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Reported rental revenue (1)	$412.7	$401.8	$1,228.1	$1,190.9
Straight-line rent impact to rental revenue	0.1	(0.3)	(0.1)	(0.8)
GAAP rental revenue	$412.8	$401.5	$1,228.0	$1,190.1

% change - reported rental revenue	2.7%		3.1%
% change - GAAP rental revenue	2.8%		3.2%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2025, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2025 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q3 '25 (1)

NOI	$1,310,024
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	1,824
Other, net (2)	(5,157)
Adjusted Total NOI	1,306,691
Less: Encumbered NOI	(87,166)
Unencumbered NOI	$1,219,525

Encumbered NOI	$87,166
Unencumbered NOI	1,219,525
Adjusted Total NOI	$1,306,691

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4